Exhibit 3.1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11: 00 AM 09/19/1997 971313836 – 2733464 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CORN PRODUCTS INTERNATIONAL, INC. Com Products International, Inc. (hereinafter called the "Corporation'') was originally incorporated in the State of Delaware on March 27, 1997_ This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors on September 18, 1997 in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware and approved by the unanimous consent of the sole stockholder of the Corporation pursuant to Sections 228 and 245 thereof on September 18, 1997. FIRST: The name of the Corporation is Com Products International, Inc.  SECOND: The address of the Corporation's registered office in the State of Delaware is !209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 225,000,000 shares, consisting of (a) 25,000,000 shares of Preferred Stock, par value $0.01 per share, and (b) 200,000,000 shares of Common Stock, par value $0.01 per share. Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for a series by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications. limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of stock of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating. optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of incorporation and the laws of the State of Delaware. Subject to the provisions of any applicable law or of the By-laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. FIFTH: The Board of Directors is expressly authorized and empowered to adopt, amend and repeal By-laws, subject to the power of the stockholders to amend or repeal any By law made by the Board of Directors. The stockholders of the Corporation may not adopt, amend or repeal any By-law unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article FIFTH as a single class. SIXTH: Unless and except to the extent that the By-laws shall so require, the election of directors need not be by written ballot. SEVENTH: Subject to the following sentence, from time to time any of the provisions of this Certificate of incorporation may be further amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force maybe added or inserted in the manner and at the time prescribed or permitted by said laws; and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article SEVENTH. Notwithstanding any other provisions of this Certificate incorporation or the By-laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Article SEVENTH, Article EIGHTH, Article NINTH, Article ELEVENTH and Article TWELFTH hereof may not be amended or repealed unless such action is approved by the affirmative vote of the holders of not less than two thirds of the voting power of all of the outstanding shares of capital stock of the Corporation et1titled to vote generally in the election of directors, considered for purposes of this Article SEVENTH as a single class. EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than seven nor more than seventeen directors (exclusive of directors referred to in the following paragraph), the exact nun1ber to be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class m. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors determined by the Board of Directors pursuant to this paragraph. At the first election of directors following adoption of this Amended and Restated Certificate of incorporation, Class I directors shall be elected for a one-year term, Class 2

II directors for a two-year term and Class III directors for a three-year term. At each annual meeting of stockholders beginning in 1998, successors to the directors in the class whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the lights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this sentence as a single class. Any vacancy in the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of Article FOURTH of this Certificate of Incorporatio11and any resolution or resolutions adopted by the Board of Directors pursuant !.hereto, and such directors shall not be divided into classes unless expressly so provided therein. NINTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, unless a consent in writing, setting forth the action so taken, shall be signed by all the stockholders of the Corporation entitled to vote thereon. TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of an improper dividend, or for an improper repurchase or redemption of the stock of the Corporation, in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction form which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Article TENTH to further eliminate or limit, or to authorize further elimination or limitation of; the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to this Corporation or its stockholders shall be 3 eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended. For purposes of this Article TENTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the Corporation" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to other Corporation in its capacity as a security holder, joint venture, part11er, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise. ELEVENTH: Except as otherwise provided in this Amended and Restated Certificate incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of stock of the Corporation for any such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine, which terms and conditions may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer or receipt thereof or that invalidate or void any such securities, warrants, options or rights; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Stock so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon. TWELFTH: In addition to any other considerations which the Board of Directors may lawfully take into account in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the interests of creditors, customers, current and retired employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business. 4

IN WITNESS WHEREOF, this Certificate has been signed by ·the President of the Corporation, and the corporate seal of the Corporation has been hereunto affixed and attested to by the Secretary of the Corporation, all as of the 18th day of September 1997. are: Hanes A. Heller Title: President ATTEST: By · Name: Luis Schuchinski Title: Secretary 5

State of Delaware Secretary of State Division of corporations Delivered 02:33PM 05/21/2010 FILED 02:30 PM 05/21/2010 SRV 100550851 - 2733464 FILE CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CORN PRODUCTS INTERNATIONAL, INC. Com Products International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT: FIRST: That at a meeting of the Board of Directors, resolutions were duly adopted setting forth the proposed amendments to the Amended and Restated Certificate of Incorporation of the Company, declaring said amendments to be advisable and directing that the same be considered at the next Annual Meeting of stockholders of the Company, The resolutions setting forth the proposed amendments are as follows: ,. "RESOLVED, that' the Board of Directors of the Company has determined that the classification of the Board of Directors contained in the Amended and Restated Certificate of Incorporation of the Company shall be eliminated by amending Article EIGHTH to read in its entirety as follows: EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than seven nor more than seventeen directors (exclusive of directors referred to in the last paragraph of this Article EIGHTH), the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of such directors then in office, a. From the effective date of this Certificate of Amendment until the election of directors at the 2011 annual meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors determined by the Board of Directors pursuant to this Article EIGHTH, with the directors in Class I having a term expiring at the annual meeting of stockholders held in 2013, the directors in Class II having a term expiring at the annual meeting of stockholders held in 2011 and the directors in Class Ill having a term expiring at the annual meeting of stockholders held in 2012.

b. Commencing with the election of directors at the annual meeting of stockholders held in 2011, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the directors shall be divided into two classes of directors, designated Class 1 and Class m, with the directors in Class I having a term that expires at the annual meeting of stockholders held in 2013 and the directors in Class III having a term that expires at the annual meeting of stockholders held in 2012. The successors of the directors who, immediately prior to the annual meeting of stockholders held in 2011, were members of Class II (and whose terms expire at the annual meeting of stockholders held in 2011) shall be elected to Class III; the Class III directors who, immediately prior to the annual meeting of stockholders held in 2011, were members of Class III and whose terms were scheduled to expire at the annual meeting of stockholders held in 2012 shall be assigned by the Board of Directors to Class III; and the directors who, immediately prior to the annual meeting of stockholders held in 2011, were members of Class I and whose terms were scheduled to expire at the annual meeting of stockholders held in 2013 shall be assigned by the Board of Directors to Class I for a term expiring at the annual meeting of stockholders held in 2013. c. Commencing with the election of directors at the annual meeting of stockholders held in 2012, pursuant to Section 14l(d) of the General Corporation Law of the State of Delaware, the directors shall be divided into one class of directors, designated Class I, with the directors in Class I having a tem1 that expires at the annual meeting of stockholders held in 2013. The successors of the directors who, immediately prior to the annual meeting of stockholders held in 2013, were members of Class III (and whose terms expire at the annual meeting of stockholders held in 2013) shall be elected to Class I for a term that expires at the annual meeting of stockholders held in 2013, and the directors who, immediately prior to the annual meeting of stockholders held in 2013, were members of Class I and whose terms were scheduled to expire at the annual meeting of stockholders held in 2013 shall be assigned by the Board of Directors to Class I for a term expiring at the annual meeting of stockholders held in 2013. d. From and after the election of directors at the annual meeting of stockholders held in 2013, the directors shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, and the directors elected at the annual meeting of stockholders held in 2013 (and each annual meeting of stockholders held thereafter) shall be elected for a term expiring at the next annual meeting of stockholders. 2

Each director shall serve for the term for which he or she was elected or appointed and until his or her successor shall be elected and shall qualify. Any vacancy in the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. If the number of directors is changed, any additional director elected to fill a vacancy resulting from an increase shall hold office until the next annual meeting of stockholders and until such director's successor shall be elected and shall qualify. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until such director's successor shall be elected and shall qualify. No decrease in the number of directors shall shorten the term of any incumbent director. · Subject to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affinitive vote of the holders of not less than a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this sentence as a single class. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the. election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of Article FOURTH of this Certificate of Incorporation and any resolution or resolutions adopted by the Board of Directors pursuant thereto. FURTHER RESOLVED, that the foregoing amendments to the Amended and Restated Certificate of Incorporation are hereby approved and declared advisable and shall be submitted to the stockholders of the Company entitled to vote thereon for their approval at the next Annual Meeting of Stockholders; FURTHER RESOLVED, that this Board of Directors may abandon the foregoing amendments to the Amended and Restated Certificate of Incorporation, before or after stockholder adoption thereof, without further action by stockholders at any time prior to the effectiveness of such amendments; and FURTHER RESOLVED, that any proper officer of the Company be and each of them is hereby authorized, empowered and directed, in the name and on behalf of the Company, to execute and deliver any and all documents, and to do 3 or cause to be done any and all acts as such officer may deem necessary or appropriate to carry out the intent of these resolutions." SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of said Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the Company's Amended and Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware were voted in favor of the amendments. THIRD: The foregoing amendments have been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. [Remainder of page intentionally left blank] 4

IN WITNESS WHEREOF, said Company has caused this certificate to be signed by Mary Aim Hynes, its Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, this _2/_ day of May 2010. CORN PRODUCTS INTERNATIONAL, INC. . Name: Mary Ann Hynes Title: Vice President, General Counsel, Chief Corporate Secretary and Compliance Officer 5

State of Delaware Secretary of State Division of Corporations Delivered 07:07 PM 05/22/2012 FILED 05:50PM 05/22/2012 SRV 120611658 - 2733464 FILE CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CORN PRODUCTS INTERNATIONAL, INC. Corn Products International, Inc. {the "Corporation"}, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT: FIRST: That at a meeting of the Board of Directors duly called and held, resolutions were duly adopted setting forth the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended the {"Amended and Restated Certificate of Incorporation"}, declaring said amendment to be advisable and directing that the same be considered at the next Annual Meeting of stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows: "RESOLVED, that Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation, be amended to read in its entirety as follows: "FIRST: The name of the Corporation is lngredion Incorporated." SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the Corporation's Amended and Restated Certificate of Incorporation and By-Laws and the General Corporation Law of the State of Delaware were voted in favor of the amendment. THIRD: The foregoing amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. This certificate and the foregoing amendment shall become effective at FOURTH: 12:01 a.m. on June 4, 2012. [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Mary Ann Hynes, its Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, this 22nd day of May, 2012. CORN PRODUCTS INTERNATIONAL, INC. 'Name: Mary Hynes Vice Title: Senior President, General Counsel, Corporate Secretary Chief Compliance Officer and 2